Exhibit

           Access Worldwide Reports First Quarter Financial Results

    BOCA RATON, Fla., May 5 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a leading marketing services company, today reported financial results for the three months ended March 31, 2004.
    Our revenues increased $0.8 million, or 6.6%, to $13.0 million for the three months ended March 31, 2004, compared to $12.2 million for the three months ended March 31, 2003. Revenues for the Pharmaceutical Services ("Pharmaceutical") Segment, which includes our medical education and pharmaceutical marketing businesses, increased $0.4 million, or 6.9%, to $6.2 million for the three months ended March 31, 2004, compared to $5.8 million for the three months ended March 31, 2003. The improvement was primarily attributed to an increase in new inbound programs which was offset by a reduction of medical education revenue. Revenues for the Business Services ("Business") Segment, which includes our multilingual communications business, increased $0.3 million, or 4.6%, to $6.8 million for the three months ended March 31, 2004, compared to $6.5 million for the three months ended March 31, 2003. The improvement was primarily attributed to larger teleservices programs and more production hours performed for an existing client.
    We reported operating income of $0.07 million for the quarter ended March 31, 2004, compared to an operating loss of $0.5 million for the quarter ended March 31, 2003. We reported net loss and diluted loss per share of $(0.3) million and $(0.03), respectively, for the quarter ended March 31, 2004, compared to $(0.7) million and $(0.07), respectively, for the first quarter of 2003. The improvement was primarily attributed to an increase in revenues and an improvement in gross profit margins offset by higher interest expense primarily attributed to the accretion of Convertible Notes discounts. Total weighted average diluted shares outstanding for the quarters ended March 31, 2004 and March 31, 2003 were 9,740,501 and 9,740,168, respectively.
    "We continue to see improvement in our Pharmaceutical Segment and continue our efforts to expand capacity for our Business Segment," remarked Shawkat Raslan, Chairman and Chief Executive Officer of Access Worldwide. "I am encouraged by our first quarter results."

    Founded in 1983, Access Worldwide provides a variety of sales, marketing and medical education services. Among other things, we reach physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. Services include product stocking, medical education, database management, clinical trial recruitment and teleservices. For clients in the telecommunications, financial services, insurance and consumer products industries, we reach the established mainstream and growing multicultural markets with multilingual teleservices. Access Worldwide is headquartered in Boca Raton, Florida and has over 1,000 employees in offices throughout the United States. More information is available at www.awwc.com.

    This press release contains forward-looking statements including statements regarding financial results. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from continuing operations; our ability to continue to comply with the financial covenants contained under our debt agreement; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; our ability to successfully open and operate at capacity our new communication center in Maine; consolidation in the pharmaceutical, medical, telecommunications and consumer products industries which reduces the number of clients and prospects that are able to be served; potential consumer saturation reducing the need for services; our ability and clients' ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients and the possible loss of one or more clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force; the volatility of our stock price; and the unpredictability of the outcome of the litigation in which we are involved. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.



                    Access Worldwide Communications, Inc.
                         Consolidated Balance Sheets

                                               (Unaudited)
                                                 March 31,        December 31,
                                                   2004               2003
    ASSETS
       Current Assets
          Cash and cash equivalents              $1,027,309          $472,722
          Restricted cash                           123,000           123,000
          Accounts receivable, net                8,577,670        11,069,284
          Unbilled receivables                    1,474,629         1,176,797
          Taxes receivable                          658,666           658,666
          Other assets, net                         931,943           950,761

             Total current assets                12,793,217        14,451,230

       Property and equipment, net                3,665,778         3,881,954
       Restricted cash                              711,000           711,000
       Other assets, net                            490,958           434,769

             Total assets                       $17,660,953       $19,478,953

    LIABILITIES, MANDATORILY REDEEMABLE
     PREFERRED STOCK AND
     COMMON STOCKHOLDERS' DEFICIT

       Current Liabilities
          Current portion of indebtedness        $3,464,095        $5,098,999
          Current portion of indebtedness
           -- related parties                       352,334           383,334
          Accounts payable and accrued
           expenses                               5,887,537         7,672,764
          Accrued salaries, wages and
           related benefits                       1,428,885         1,347,385
          Deferred revenue                        4,305,481         2,852,628
          Accrued interest and other
           related party expenses                    33,113            13,304

             Total current liabilities           15,471,445        17,368,414

       Long-term portion of indebtedness            354,338            97,768
       Other long-term liabilities                  777,619           775,109
       Convertible notes, net                     1,080,782           987,336
       Mandatorily redeemable preferred
        stock, $0.01 par value:
        2,000,000 share authorized,
        40,000 shares issued and
        outstanding                               4,000,000         4,000,000

             Total liabilities                   21,684,184        23,228,627

       Commitments and contingencies

       Common stockholders' deficit
          Common stock, $0.01 par value:
           voting 20,000,000 shares
           authorized; 9,740,501 shares
           issued and outstanding                    97,405            97,405
          Additional paid-in capital             64,950,294        64,950,294
          Accumulated deficit                   (69,046,180)      (68,770,973)
          Deferred compensation                     (24,750)          (26,400)

             Total common stockholders'
              deficit                            (4,023,231)       (3,749,674)

          Total liabilities and common
           stockholders' deficit                $17,660,953       $19,478,953



                      Access Worldwide Communications, Inc.
                Consolidated Statements of Operations (Unaudited)


                                                For the Three Months Ending
                                                          March 31,
                                                   2004              2003

    Revenues                                   $12,980,862       $12,236,508
    Cost of revenues                             7,928,149         8,284,239

    Gross profit                                 5,052,713         3,952,269

    Selling, general & administrative
     expenses                                    4,985,894         4,460,460

    Amortization expense                                 -            37,014

    Income (loss) from operations                   66,819          (545,205)

    Interest expense, net                         (342,026)         (153,999)

    Net loss                                     $(275,207)        $(699,204)

    Basic loss per common share:
          -- Net loss                               $(0.03)           $(0.07)

    Weighted average common shares
     outstanding                                 9,740,501         9,740,168

    Diluted loss per common share:
          -- Net loss                               $(0.03)           $(0.07)

    Weighted average common shares
     outstanding                                 9,740,501         9,740,168


SOURCE  Access Worldwide Communications, Inc.
    -0-                             05/05/2004